Exhibit 10.09

ISSUING AND PAYING AGENCY AGREEMENT

This Agreement, dated as of April 23, 2013, by and between Oracle Corporation (the “Issuer”) and JPMorgan Chase Bank, National Association.

1.	APPOINTMENT AND ACCEPTANCE

The Issuer hereby appoints JPMorgan as its issuing and paying agent in connection with the issuance and payment of certain short-term promissory notes of the Issuer (the “Notes”), as further described herein, and JPMorgan agrees to act as such agent upon the terms and conditions contained in this Agreement.

2.	COMMERCIAL PAPER PROGRAMS

The Issuer may establish one or more commercial paper programs under this Agreement by delivering to JPMorgan a completed program schedule (the “Program Schedule”), with respect to each such program. JPMorgan has given the Issuer a copy of the current form of Program Schedule and the Issuer shall complete and return its first Program Schedule to JPMorgan prior to or simultaneously with the execution of this Agreement. In the event that any of the information provided in, or attached to, a Program Schedule shall change, the Issuer shall promptly inform JPMorgan of such change in writing.

3.	NOTES

All Notes issued by the Issuer under this Agreement shall be short-term promissory notes, exempt from the registration requirements of the Securities Act of 1933, as amended, as indicated on the Program Schedules, and from applicable state securities laws. The Notes may be placed by dealers (the “Dealers”) pursuant to Section 4 hereof. Notes shall be issued in either certificated or book-entry form.

4.	AUTHORIZED REPRESENTATIVES

The Issuer shall deliver to JPMorgan a duly adopted corporate resolution from the Issuer’s Board of Directors (or other governing body) authorizing the issuance of Notes under each program established pursuant to this Agreement and a certificate of incumbency, with specimen signatures attached, of those officers, employees and agents of the Issuer authorized to take certain actions with respect to the Notes as provided in this Agreement (each such person is hereinafter referred to as an “Authorized Representative”). Until JPMorgan receives any subsequent incumbency certificates of the Issuer, JP Morgan shall be entitled to rely on the last incumbency certificate delivered to it for the purpose of determining the Authorized Representatives. The Issuer represents and warrants that each Authorized Representative may appoint other officers, employees and agents of the Issuer (the “Delegates”), including without limitation any Dealers, to issue instructions to JP Morgan under this Agreement, and take other actions on the Issuer’s behalf hereunder, provided that notice of the appointment of each Delegate is delivered to JPMorgan in writing. Each such appointment shall remain in effect unless and until revoked by the Issuer in a written notice to JPMorgan.

5.	CERTIFICATED NOTES

If and when the Issuer intends to issue certificated notes (“Certificated Notes”), the Issuer and JPMorgan shall agree upon the form of such Notes. Thereafter, the Issuer shall from time to time deliver to JPMorgan adequate supplies of Certificated Notes which will be in bearer form, serially numbered, and shall be executed by the manual or facsimile signature of an Authorized Representative. JPMorgan will acknowledge receipt of any supply of Certificated

Notes received from the Issuer, noting any exceptions to the shipping manifest or transmittal letter (if any), and will hold the Certificated Notes in safekeeping for the Issuer with all due care in accordance with JPMorgan’s customary practices. JPMorgan shall not have any liability to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on Certificated Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature attached to the Issuer’s certificate of incumbency with respect to such Authorized Representative, except for JPMorgan’s own gross negligence or willful misconduct. Any Certificated Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature was affixed shall bind the Issuer after completion thereof by JPMorgan, notwithstanding that such person shall have ceased to hold his or her office on the date such Note is countersigned or delivered by JPMorgan.

6.	BOOK-ENTRY NOTES

The Issuer’s book-entry notes (“Book-Entry Notes”) shall not be issued in physical form, but their aggregate face amount shall be represented by a master note (the “Master Note”) in the form of Exhibit A executed by the Issuer pursuant to the book-entry commercial paper program of The Depository Trust Company (“DTC”). JPMorgan shall maintain the Master Note with all due care in safekeeping, in accordance with its customary practices, on behalf of Cede & Co., the registered owner thereof and nominee of DTC. As long as Cede & Co. is the registered owner of the Master Note, the beneficial ownership interest therein shall be shown on, and the transfer of ownership thereof shall be effected through, entries on the books maintained by DTC and the books of its direct and indirect participants. The Master Note and the Book-Entry Notes shall be subject to DTC’s rules and procedures, as amended from time to time. JPMorgan shall not be liable or responsible for sending transaction statements of any kind to DTC’s participants or the beneficial owners of the Book-Entry Notes, or for maintaining, supervising or reviewing the records of DTC or its participants with respect to such Notes. In connection with DTC’s program, the Issuer understands that as one of the conditions of its participation therein, it shall be necessary for the Issuer and JPMorgan to enter into a Letter of Representations, in the form of Exhibit B hereto, and for DTC to receive and accept such Letter of Representations. In accordance with DTC’s program, JPMorgan shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for Issuer’s Book-Entry Notes, and JPMorgan shall deliver such list to DTC. The CUSIP Service Bureau shall bill the Issuer directly for the fee or fees payable for the list of CUSIP numbers for the Issuer’s Book-Entry Notes.

7.	ISSUANCE INSTRUCTIONS TO JP MORGAN; PURCHASE PAYMENTS

The Issuer understands that all instructions under this Agreement are to be directed to JPMorgan’s Commercial Paper Operations Department. JPMorgan shall provide the Issuer, or, if applicable, the Issuer’s Dealers, with access to JPMorgan’s Money Market Issuance System or other electronic means (collectively, the “System”) in order that JPMorgan may receive electronic instructions for the issuance of Notes. Electronic instructions must be transmitted in accordance with the procedures furnished by JPMorgan to the Issuer or its Dealers in connection with the System. These transmissions shall be the equivalent to the giving of a duly authorized written and signed instruction which JPMorgan may act upon without liability. In the event that the System is inoperable at any time, an Authorized Representative or a Delegate may deliver written, telephone or facsimile instructions to JPMorgan, which instructions shall be verified in accordance with any security procedures agreed upon by the parties. JPMorgan shall incur no liability to the Issuer in acting upon instructions believed by JPMorgan in good faith to have been given by an Authorized Representative or a Delegate. In the event that a discrepancy exists between a telephonic instruction and a written confirmation, the telephonic instruction will be deemed the controlling and proper instruction. JPMorgan may electronically record any conversations made pursuant to this Agreement, and the Issuer hereby consents to such recordings. All issuance instructions regarding the Notes must be received by 1:00 P.M. New York time in order for the Notes to be issued or delivered on the same day.

(a)        Issuance and Purchase of Book-Entry Notes.            Upon receipt of issuance instructions from the Issuer or its Dealers with respect to Book-Entry Notes, JPMorgan shall transmit such instructions to DTC and direct DTC to cause appropriate entries of the Book-Entry Notes to be made in accordance with DTC’s applicable rules, regulations and procedures for book-entry commercial paper programs. JPMorgan shall assign CUSIP numbers to the Issuer’s Book-Entry Notes to identify the Issuer’s aggregate principal amount of outstanding Book-Entry Notes in DTC’s system, together with the aggregate unpaid interest (if any) on such Notes. Promptly following DTC’s established settlement time on each issuance date, JPMorgan shall access DTC’s system to verify whether settlement has occurred with respect to the Issuer’s Book-Entry Notes. Prior to the close of business on such business day, JPMorgan shall deposit immediately available funds in the amount of the proceeds due the Issuer (if any) to the Issuer’s account at JP Morgan and designated in the applicable Program Schedule (the “Account”), provided, that JPMorgan has received DTC’s confirmation that the Book-Entry Notes have settled in accordance with DTC’s applicable rules, regulations and procedures. JPMorgan shall have no liability to the Issuer whatsoever if any DTC participant purchasing a Book-Entry Note fails to settle or delays in settling its balance with DTC or if DTC or any DTC participant fails to perform in any respect.

(b)        Issuance and Purchase of Certificated Notes.            Upon receipt of issuance instructions with respect to Certificated Notes, JPMorgan shall: (a) complete each Certificated Note as to principal amount, date of issue, maturity date, place of payment, and rate or amount of interest (if such Note is interest bearing) in accordance with such instructions; (b) countersign each Certificated Note; and (c) deliver each Certificated Note in accordance with the Issuer’s instructions, except as otherwise set forth below. Whenever JPMorgan is instructed to deliver any Certificated Note by mail, JPMorgan shall strike from the Certificated Note the word “Bearer,” insert as payee the name of the person so designated by the Issuer and effect delivery by certified or registered mail to such payee or to such other person as is specified in such instructions to receive the Certificated Note. The Issuer understands that, in accordance with the custom prevailing in the commercial paper market, delivery of Certificated Notes shall be made before the actual receipt of payment for such Notes in immediately available funds, even if the Issuer instructs JPMorgan to deliver a Certificated Note against payment. Therefore, once JPMorgan has delivered a Certificated Note to the designated recipient, the Issuer shall bear the risk that such recipient may fail to remit payment of such Note or return such Note to JPMorgan. Delivery of Certificated Notes shall be subject to the rules of the New York Clearing House in effect at the time of such delivery. Funds received in payment of Certificated Notes shall be credited to the Account.

8.	USE OF SALES PROCEEDS IN ADVANCE OF PAYMENT

JPMorgan shall not be obligated to credit the Issuer’s Account unless and until payment of the purchase price of each Note is received by JPMorgan. From time to time, JPMorgan, in its sole discretion, may permit the Issuer to have use of funds payable with respect to a Note prior to JPMorgan’s receipt of the sales proceeds of such Note. If JPMorgan makes a deposit, payment or transfer of funds on behalf of the Issuer before JPMorgan receives payment for any Note, such deposit, payment or transfer of funds shall represent an advance by JPMorgan to the Issuer to be repaid promptly, and in any event on the same day as it is made, from the proceeds of the sale of such Note, or by the Issuer if such proceeds are not received by JPMorgan.

9.	PAYMENT OF MATURED NOTES

Notice that the Issuer will not redeem any Note on the relative Initial Redemption Date (as defined in the applicable Extendible Commercial Note Announcement) must be received in writing by JPMorgan by 11:00 A.M. New York time on such Initial Redemption Date. On any other day when a Note matures or is prepaid, the Issuer shall transmit, or cause to be transmitted, to the Account, prior to 1:00 P.M. New York time on the same day, an amount of immediately available funds sufficient to pay the aggregate principal amount of such Note and any applicable interest due. JPMorgan shall pay the interest (if any) and principal on a Book-Entry Note to DTC in immediately available funds, which payment shall be made by net settlement of JPMorgan’s account at DTC. JPMorgan shall pay Certificated Notes upon presentment. JPMorgan shall have no obligation under the Agreement to make any payment for which there is not sufficient, available and collected funds in the Account, and JPMorgan may, without liability to the Issuer, refuse to pay any Note that would result in an overdraft to the Account.

10.	OVERDRAFTS

(a)        Intraday overdrafts with respect to each Account shall be subject to JPMorgan’s policies as in effect from time to time.

(b)        An overdraft will exist in an Account if JPMorgan, in its sole discretion, (i) permits an advance to be made pursuant to Section 8 and, notwithstanding the provisions of Section 8, such advance is not repaid in full on the same day as it is made, or (ii) pays a Note pursuant to Section 9 in excess of the available collected balance in such Account. Overdrafts shall be subject to JPMorgan’s established banking practices, including, without limitation, the imposition of interest, funds usage charges and administrative fees. The Issuer shall repay any such overdraft, fees and charges no later than the next business day, together with interest on the overdraft at the rate established by JPMorgan for the Account, computed from and including the date of the overdraft to the date of repayment.

11.	NO PRIOR COURSE OF DEALING

No prior action or course of dealing on the part of JPMorgan with respect to advances of the purchase price or payments of matured Notes shall give rise to any claim or cause of action by the Issuer against JPMorgan in the event that JPMorgan refuses to pay or settle any Notes for which the Issuer has not timely provided funds as required by this Agreement.

12.	RETURN OF CERTIFICATED NOTES

JPMorgan will in due course cancel any Certificated Note presented for payment and return such Note to the Issuer. JPMorgan shall also cancel and return to the Issuer any spoiled or voided Certificated Notes. Promptly upon written request of the Issuer or at the termination of this Agreement, JPMorgan shall destroy all blank, unissued Certificated Notes in its possession and furnish a certificate to the Issuer certifying such actions.

13.	INFORMATION FURNISHED BY JPMORGAN

Upon the reasonable request of the Issuer, JPMorgan shall promptly provide the Issuer with information with respect to any Note issued and paid hereunder, provided, that the Issuer delivers such request in writing and, to the extent applicable, includes the serial number or note number, principal amount, payee, date of issue, maturity date, amount of interest (if any) and place of payment of such Note.

14.	REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants that: (i) it has the right, capacity and authority to enter into this Agreement; and (ii) it will comply with all of its obligations and duties under this Agreement. The Issuer further represents and agrees that each Note issued and distributed upon its instruction pursuant to this Agreement shall constitute the Issuer’s representation and warranty to JPMorgan that such Note is a legal, valid and binding obligation of the Issuer, and that such Note is being issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities law.

15.	DISCLAIMERS

Notwithstanding anything herein to the contrary, neither JPMorgan nor its directors, officers, employees or agents shall be liable for any act or omission under this Agreement except in the case of gross negligence or willful misconduct. IN NO EVENT SHALL JP MORGAN BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF JPMORGAN HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION. In no event shall JPMorgan be considered negligent in consequence of complying with DTC’s rules, regulations and procedures. The duties and obligations of JPMorgan, its directors, officers, employees or agents shall be determined by the express provisions of this Agreement and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. Neither JPMorgan nor its directors, officers, employees or agents shall be required to ascertain whether any issuance or sale of any Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not JPMorgan is also a party to such agreement).

16.	INDEMNIFICATION

The Issuer agrees to indemnify, defend and hold harmless JPMorgan, its directors, officers, employees and agents (collectively, “indemnitees”) from and against any and all liabilities, claims, losses, damages, penalties, costs and expenses (including attorneys’ fees and disbursements) suffered or incurred by or asserted or assessed against any indemnitee arising out of, or in connection with, the services that JPMorgan provides while acting as agent under this Agreement, except in respect of any indemnitee, for any such liability, claim, loss, damage, penalty, cost or expense resulting from the gross negligence, bad faith or willful misconduct of such indemnitee. The Issuer shall not be liable for any settlement of any proceeding effected without its consent, and such consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Issuer agrees to indemnify the indemnitees from and against any loss or liability by reason of such settlement or judgment. This indemnity will survive the termination of this Agreement.

17.	OPINION OF COUNSEL

The Issuer shall deliver to JPMorgan all documents it may reasonably request relating to the corporate existence of the Issuer and authority of the Issuer to enter into this Agreement, including, without limitation, an opinion or opinions of counsel, substantially in the form of Exhibit C hereto.

18.	NOTICES

All notices, confirmations and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and shall be sent by first-class mail, postage prepaid,

by telecopier or by hand, addressed as follows, or to such other address as the party receiving such notice shall have previously specified to the party sending such notice:

If to the Issuer:	Senior Vice President and Treasurer

Oracle Corporation

500 Oracle Parkway, Mailstop 5OP6

Redwood Shores, CA 94065

Telephone Number:

Fax Number:

With copies to:	Senior Vice President, General Counsel and Secretary

Oracle Corporation

500 Oracle Parkway, Mailstop 5OP7

Redwood Shores, CA 94065

Telephone Number:

Fax Number:

Assistant Treasurer

Oracle Corporation

5525 Kietzke Lane

Reno, NV 89511

Telephone Number:

If to JPMorgan concerning the daily issuance and redemption of Notes:

Attention: Commercial Paper Operations

14201 North Dallas Parkway, Floor 10

Dallas, TX 75254-2916

Telephone:

Facsimile:

Attention: Commercial Paper Operations

500 Stanton Christiana Road

Ops 4, Floor 3

Newark, DE 19713-2107

Telephone:

Facsimile:

All other:	Attention: Commercial Paper Client Service

420 West Van Buren Street, 5th Floor, IL1-0114

Chicago, IL 60606

Telephone:

Facsimile:

Attention: Commercial Paper Client Service

383 Madison Avenue, Floor 11

New York, NY 10179

Telephone:

Facsimile:

19.	COMPENSATION

The Issuer shall pay compensation for services pursuant to this Agreement in accordance with the pricing schedules furnished by JPMorgan to the Issuer from time to time and upon such payment terms as the parties shall determine. The Issuer shall also reimburse JPMorgan for any fees and charges imposed by DTC with respect to services provided in connection with the Book-Entry Notes.

20.	BENEFIT OF AGREEMENT

This Agreement is solely for the benefit of the parties hereto and no other person shall acquire or have any right under or by virtue hereof.

21.	TERMINATION

This Agreement may be terminated at any time by thirty (30) days’ prior written notice to the other, but such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination, provided that JPMorgan shall continue acting as agent hereunder and continue to be compensated pursuant to Section 19 hereunder until a successor agent has been appointed.

22.	FORCE MAJEURE

In no event shall JPMorgan be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond JPMorgan’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond JPMorgan’s control whether or not of the same class or kind as specifically named above.

23.	ENTIRE AGREEMENT

This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between JPMorgan and the Issuer with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, communications, discussions and agreements between the parties concerning the subject matter of this Agreement.

24.	WAIVERS AND AMENDMENTS

No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Issuer and JPMorgan.

25.	BUSINESS DAY

Whenever any payment to be made hereunder shall be due on a day which is not a business day for JPMorgan then such payment shall be made on JPMorgan’s next succeeding business day.

26.	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original and such counterparts together shall constitute but one instrument.

27.	HEADINGS

The headings in this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms of this Agreement.

28.	GOVERNING LAW

This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

29.	JURISDICTION AND VENUE

Each party hereby irrevocably and unconditionally submits to the jurisdiction of the United States District Court for the Southern District of New York and any New York State court located in the Borough of Manhattan in New York City and of any appellate court from any thereof for the purposes of any legal suit, action or proceeding arising out of or relating to this Agreement (a “Proceeding”). Each party hereby irrevocably agrees that all claims in respect of any Proceeding may be heard and determined in such Federal or New York State court and irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have to the laying of venue of any Proceeding in any of the aforementioned courts and the defense of an inconvenient forum to the maintenance of any Proceeding.

30.	WAIVER OF TRIAL BY JURY

EACH PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

31.	ACCOUNT CONDITIONS

Each Account shall be subject to JPMorgan’s account conditions, as in effect from time to time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by duly authorized officers as of the day and year first-above written.

JP MORGAN CHASE BANK,	ORACLE CORPORATION
NATIONAL ASSOCIATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT A

DTC Master Note

April 22, 2013
(Date of Issuance)

ORACLE CORPORATION (“Issuer”), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or to registered assigns: (i) the principal amount, together with unpaid accrued interest thereon, if any, on the maturity date of each obligation identified on the records of Issuer (the “Underlying Records”) as being evidenced by this Master Note, which Underlying Records are maintained by JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“Paying Agent”); (ii) interest on the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records; and (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified on the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified on the Underlying Records. Payments shall be made by wire transfer to the registered owner from Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

This Master Note is a valid and binding obligation of Issuer.

Not Valid Unless Countersigned for Authentication by Paying Agent.

	JPMORGAN CHASE BANK,	ORACLE CORPORATION
NATIONAL ASSOCIATION
	(Paying Agent)	(Issuer)

By:		By:
	(Authorized Countersignature)		(Authorized Signature)

(Guarantor)

By:
(Authorized Signature)

At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                                                               attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.

Dated:
(Signature)
Signature(s) Guaranteed:	Notice: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXHIBIT B

DTC Letter of Representations

The Depository Trust Company

A subsidiaiy of The Depository Trust & Clearing Corporation

Letter of Representations

[To be Completed by Issuer, Issuing Agent, and Paying Agent]

ORACLE CORPORATION

[Name of Issuer]

JP MORGAN CHASE BANK, NATIONAL ASSOCIATION / 1506

[Name and DTC Participant Number of Issuing Agent and Paying Agent]

April 22, 2013
[Date]

Attention:  Underwriting Department

The Depository Trust Company

55 Water Street, ISL

New York, NY 10041-0099

Re:	ORACLE CORPORATION

Commercial Paper Program Exempt from Registration

Under Section 4(a)2 of the Securities Act of 1933
[Description of Program, including reference to the provision of the Securities Act of 1933, as amended, pursuant to which Pmgram is exempt from registration.]

Ladies and Gentlemen:

This letter sets forth our understanding with respect to certain matters relating to the issuance by Issuer from time to time of notes under its Commercial Paper program described above (the “Securities”). Issuing Agent shall act as issuing agent with respect to the Securities. Paying Agent shall act as paying agent or other such agent of Issuer with respect to the Securities. Issuance of the Securities has been authorized pursuant to a prospectus supplement, offering circular, or other such document authorizing the issuance of the Securities dated April 22, 2013.

Paying Agent has entered into a Money Market Instrument or Commercial Paper Certificate Agreement with The Depository Tmst Company (“DTC”) dated as of November 13, 2004, pursuant to which Paying Agent shall act as custodian of a Master Note Certificate evidencing the Securities, when issued. Paying Agent shall amend Exhibit A to such Certificate Agreement to include the program described above, prior to issuance of the Securities.

To induce DTC to accept the Securities as eligible for deposit at DTC and to act in accordance with its Rules with respect to the Securities, Issuer, Issuing Agent, and Paying Agent make the following representations to DTC:

1.        The Securities shall be evidenced by a Master Note Certificate in registered form registered in the name of DTC’s nominee, Cede & Co., and such Master Note Certificate shall represent 100% of the principal amount of the Securities. The Master Note Certificate shall include the substance of all material provisions set forth in the DTC model Commercial Paper Master Note, a copy of which previously has been furnished to Issuing Agent and Paying Agent, and may include additional provisions as long as they do not conflict with the material provisions set forth in the DTC model.

2.        Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its participants (“Participants”) or to any person having an interest in the Securities any information contained in the Master Note Certificate; and (b) acknowledges that neither DTC’s Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Master Note Certificate by virtue of submission of such Certificate to DTC.

3.        For Securities to be issued at a discount from the face value to be paid at maturity (“Discount Securities”), Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of two basic six-character CUSIP numbers (each of which uniquely identifies Issuer and two years of maturity dates for the Discount Securities to be issued under its Commercial Paper program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Discount Securities based on the maturity year of the Discount Securities and will be perpetually reassignable in accordance with DTC’s Procedures, including Operational Arrangements and the Issuing/Paying Agent General Operating Procedures (the “MMI Procedures”), a copy of which previously has been furnished to Issuing Agent and Paying Agent.

For Securities to be issued at face value with interest to be paid at maturity only or periodically (“Interest Bearing Securities”), Issuer or Issuing Agent has obtained from the CUSIP Service Bureau a written list of approximately 900 nine-character numbers (the basic first six characters of which are the same and uniquely identify Issuer and the Interest Bearing Securities to be issued under its Commercial Paper program described above). The CUSIP numbers on such list have been reserved for future assignment to issues of the Interest Bearing Securities. At any time when fewer than 100 of the CUSIP numbers on such list remain unassigned, Issuer or Issuing Agent shall promptly obtain from the CUSIP Service Bureau an additional written list of approximately 900 such numbers.

4.        When Securities are to be issued through DTC, Issuing Agent shall notify Paying Agent and shall give issuance instructions to DTC in accordance with the MMI Procedures. The giving of such issuance instructions, which include delivery instructions, to DTC shall constitute: (a) a representation that the Securities are issued in accordance with applicable law; and (b) a confirmation that the Master Note Certificate evidencing such Securities, in the form described in paragraph 1, has been issued and authenticated.

5.        All notices and payment advises sent to DTC shall contain the CUSIP number of the Securities.

6.        Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defmed under the Securities Exchange Act of 1934); or (f) any other local, state, federal, or foreign laws or regulations thereunder.

7.        Notwithstanding anything set forth in any document relating to a letter of credit facility, neither DTC nor Cede & Co. shall have any obligations or responsibilities relating to the letter of credit facility, if any, unless such obligations or responsibilities are expressly set forth herein.

8.        If issuance of Securities through DTC is scheduled to take place one or more days after Issuing Agent has given issuance instructions to DTC, Issuing Agent may cancel such issuance by giving a cancellation instruction to DTC in accordance with the MMI Procedures.

9.        At any time that Paying Agent has Securities in its DTC accounts, it may request withdrawal of such Securities from DTC by giving a withdrawal instruction to DTC in accordance with the MMI Procedures. Upon DTC’s acceptance of such withdrawal instruction, Paying Agent shall reduce the principal amount of the Securities evidenced by the Master Note Certificate accordingly.

10.        In the event of any solicitation of consents from or voting by holders of the Securities, Issuer, Issuing Agent, or Paying Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC’s Reorganization Department, Proxy Unit no fewer than 15 calendar days in advance of such record date. If sent by telecopy, such notice shall be directed to (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC such party shall confirm DTC’s receipt of such telecopy by telephoning (212) 855-5187. For information regarding such notices, telephone The Depository Trust and Clearing Corporation’s Proxy hotline at (212) 855-5191.

11.        Paying Agent may override DTC’s determination of interest and principal payment dates, in accordance with the MMI Procedures.

12.        Notice regarding the amount of variable interest and principal payments on the Securities shall be given to DTC by Paying Agent in accordance with the MMI Procedures.

13.        All notices sent to DTC shall contain the CUSIP number of the Securities.

14.        Paying Agent shall confirm with DTC daily, by CUSIP number, the face value of the Securities outstanding, and Paying Agent’s corresponding interest and principal payment obligation, in accordance with the MMI Procedures.

15.        DTC may direct Issuer, Issuing Agent, or Paying Agent to use any other number or address as the number or address to which notices or payments may be sent.

16.        Payments on the Securities, including payments in currencies other than the U.S. Dollar, shall be made by Paying Agent in accordance with the MMI Procedures.

17.        In the event that Issuer determines that beneficial owners of the Securities shall be able to obtain certificated Securities, Issuer, Issuing Agent, or Paying Agent shall notify DTC of the availability of certificates. In such event, Issuer, Issuing Agent, or Paying Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

18.        Issuer authorizes DTC to provide to Issuing Agent and/or Paying Agent listings of DTC Participants’ holdings, known as Security Position Reports (“SPRs”) with respect to the Assets from time to time at the request of Issuing Agent or Paying Agent. DTC charges a fee for such SPRs. This authorization, unless revoked by Issuer, shall continue with respect to the Assets while any Assets are on deposit at DTC, until and unless Issuing Agent and/or Paying Agent shall no longer be acting as Issuing and/or Paying Agent for Issuer. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Proxy Web Services are available at www.dtcc.com. To register for or inquire about Proxy Web Services, telephone The Depository Trust and Clearing Corporation’s Proxy Hotline at (212) 855-5191.

19.        DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer, Issuing Agent, or Paying Agent (at which time DTC will confirm with Issuer, Issuing Agent, or Paying Agent the aggregate amount of Securities outstanding by CUSIP number). Under such circumstances, at DTC’s request Issuer, Issuing Agent, and Paying Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

20.        Nothing herein shall be deemed to require Issuing Agent or Paying Agent to advance funds on behalf of Issuer.

21.        This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

22.        This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

23.        The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

24.        Issuing and/or Paying Agent represent to DTC that the Issuing and/or Paying Agent screened the name of the party in whose name a deposited Security certificate is registered against the U.S. Department of the Treasury’s Office of the Office of Foreign Asset Control’s (“OFAC”) Specially Designated Nationals Blocked Persons List (“SDN List”) and against OFAC’s regulations and that there were no matches identified by such comparison. Issuer is prohibited from submitting Securities for DTC eligibility if the issuer of the securities is listed on the OFAC’s SDN List, or is incorporated or formed in a country that is subject to OFAC sanctions or embargoes, or otherwise subject to sanctions administered by OFAC.

25.        Issuer, Issuing Agent and Paying Agent shall comply with the applicable requirements stated in DTC’s MMI Procedures, as they may be amended from time to time.

26.        The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

[The remainder of this page was intentionally left blank.]

Note:

Schedule A contains statements that DTC believes

accurately describe DTC, the method of effecting

book-entry transfer of securities distributed through

DTC, and certain related matters.

Very truly yours,

ORACLE CORPORATION
[Issuer]

By:
[Authorized Officer’s Signature]

N/A
[Guarantor]

By:
[Authorized Officer’s Signature]

JP MORGAN CHASE BANK, NA
[Issuing Agent]

By:
[Authorized Officer’s Signature]

JP MORGAN CHASE BANK, NA
[Paying Agent]

By:
[Authorized Officer’s Signature]

Received and Accepted:

THE DEPOSITORY TRUST COMPANY

cc:	Underwriter
Underwriter’s Counsel

SCHEDULE A

SAMPLE OFFERING DOCUMENT LANGUAGE

DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

(Prepared by DTC—bracketed material may be applicable only to certain issues)

1.        The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the securities (the “Securities”). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2.        DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com and www.dtc.org.

3.        Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4.        To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of

-i-

their holdings on behalf of their customers.

5.        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

[6.        Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7.        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8.        Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

[9.        A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account.]

10.        DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

11.        Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

12.        The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

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EXHIBIT C

Opinion of Counsel of Issuer Pursuant to the Dealer Agreement

                    , 2013

The Issuer’s Dealers

(collectively, the “Dealers”) to the

Dealer Agreements (as defined below)

Addresses of Issuer’s Dealers

Ladies and Gentlemen:

I am                      to Oracle Corporation, a Delaware corporation (the “Company”), and have acted as internal counsel to the Company in connection with (i) each of the Dealer Agreements dated April 23, 2013 (together with the Addendum and Exhibits attached thereto, each a “Dealer Agreement”) between the Company and each of you respectively, (ii) the Issuing and Paying Agency Agreement dated April 23, 2013 (the “Issuing and Paying Agency Agreement”) between the Company and JPMorgan Chase Bank, National Association, as issuing and paying agent (the “Agent”), and (iii) the proposed offering and sale by the Company in the United States of commercial paper in the form of short-term promissory notes (the “Notes”). This opinion is being delivered to each of you pursuant to Section 3.6 of the Dealer Agreement to which you are a party. Capitalized terms used herein and not otherwise defined herein shall have the meanings herein ascribed thereto in the Dealer Agreement to which you are a party.

I, or an attorney on my staff, have reviewed the executed originals or copies of the following:

(a)	each of the Dealer Agreements;

(b)	the Issuing and Paying Agency Agreement;

(c)	the specimen form of the Notes;

(d)	each of the Private Placement Memoranda dated April 23, 2013;

(e)	the Certificate of Incorporation and Bylaws of the Company, each in effect at the date hereof; and

(f)	the resolutions adopted by the Board of Directors of the Company on February 13, 2008, relating to the transactions contemplated by the Dealer Agreements.

In addition, I, or an attorney on my staff, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.        The execution, delivery and performance by the Company of its obligations under each Dealer Agreement, the Issuing and Paying Agency Agreement and, when issued and delivered in accordance with the Issuing and Paying Agency Agreement, the Notes are within the Company’s corporate powers and have been duly authorized by all necessary corporate action.

3.        Each of the Dealer Agreements and the Issuing and Paying Agency Agreement has been duly executed and delivered on behalf of the Company and the Notes, when issued and delivered in accordance with the Issuing and Paying Agency Agreement, will be duly and validly issued and delivered.

4.        The Notes, when issued and delivered in accordance with the Issuing and Paying Agency Agreement, will, to my knowledge, rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Company.

5.        The execution and delivery of each Dealer Agreement and the Issuing and Paying Agency Agreement by the Company, the issuance and delivery of the Notes in accordance with the Issuing and Paying Agency Agreement by the Company and the performance of its obligations thereunder will not, to my knowledge, result in the creation or imposition of any material lien, charge or encumbrance upon any assets of the Company and will not contravene (a) the Certificate of Incorporation (as amended to the date hereof) or the Bylaws (as amended to the date hereof) of the Company or (b) any material contractual or material legal restriction contained in any agreement or instrument (i) which is presently in effect, (ii) to which the Company is a party or relating to or affecting any of its material properties, (iii) which the Company has filed as an exhibit to any of its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (iv) the contravention of which, singly or collectively, is likely to have a material adverse effect on the ability of the Company to perform its obligations under each Dealer Agreement, the Issuing and Paying Agency Agreement or the Notes (“Material Adverse Effect”).

6.        To my knowledge, there are no pending or overtly threatened actions or proceedings against the Company or any of its subsidiaries before any court, governmental agency or arbitrator in the United States that purport to affect the legality, validity, binding effect or enforceability of the Agreement or the Issuing and Paying Agency Agreement or, when issued and delivered in accordance with the Issuing and Paying Agency Agreement, any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a Material Adverse Effect; provided however, that no opinion is given as to whether any of the actions or proceedings specifically disclosed in the Company’s 1934 Act filings may have a Material Adverse Effect. For purposes of the opinion in this paragraph 6, I have not searched the records of any court, governmental agency or arbitration panel or organization.

The foregoing opinions are subject to the following limitations, qualifications, exceptions and assumptions:

(a)        As to various provisions in the Dealer Agreements, the Notes and the Issuing and Paying Agency Agreement that grant the Agent or the Dealers certain rights to make determinations or take actions in their discretion, I assume that such discretion will be exercised in good faith and in a commercially reasonable manner.

(b)        I express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities.

I am a member of the bar of the State of California and the foregoing opinions are limited to the laws of the State of California, the federal laws of the United States of America and, with respect to paragraphs 1, 2, 3 and 5(a) above only, the Delaware General Corporation Law. I express no opinion as to any matter relating to patents, trademarks, copyrights or other intellectual property.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written

2

consent, except that the Agent may rely on this opinion as if it had been addressed to them. This opinion may not be relied upon by you to the extent that it relates to the Dealer Agreement to which you are not a party or a Private Placement Memorandum with respect to which you have not participated in the preparation.

Very truly yours,

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Opinion of Davis Polk & Wardwell

Counsel to the Issuer, pursuant to the Dealer Agreement

                    , 2013

The Issuer’s Dealers

(collectively, the “Dealers”) to the

Dealer Agreements (as defined below)

Addresses of Issuer’s Dealers

Ladies and Gentlemen:

We have acted as special counsel for Oracle Corporation, a Delaware corporation (the “Company”), in connection with (i) the Dealer Agreements dated April 23, 2013 (together with the Addendum and Exhibits attached thereto, each a “Dealer Agreement”) between the Company and each of you (the “Dealers”), (ii) the Issuing and Paying Agency Agreement dated April 23, 2013 (the “Issuing and Paying Agency Agreement”) between the Company and JP Morgan Chase Bank, National Association, as issuing and paying agent (the “Agent”), and (iii) the proposed offering and sale by the Company in the United States of commercial paper in the form of short-term promissory notes (the “Notes”). This opinion is delivered pursuant to Section 3.6 of the Dealer Agreement to which you are a party.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also reviewed the Private Placement Memoranda dated April 23, 2013 relating to the Notes (each a “Private Placement Memorandum” and collectively the “Private Placement Memoranda”).

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Capitalized terms used but not otherwise defined herein are used as defined in the Dealer Agreement to which you are a party.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.        Assuming the due authorization of the Notes by the Company, the Notes, when executed and authenticated pursuant to the Issuing and Paying Agency Agreement and delivered to and paid for by a Dealer pursuant to the applicable Dealer Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the (x) enforceability of any waiver of rights under any usury or stay law, (y) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) validity, legally binding effect or enforceability of

4

any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

2.        Each of the Dealer Agreements and the Issuing and Paying Agency Agreement, assuming the due authorization, execution and delivery by the Company, is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, except that rights to indemnification and contribution under each Dealer Agreement may be limited under applicable law.

3.        Assuming compliance by the Company and each Dealer with their respective agreements in Sections 1.6 and 1.7 of the Dealer Agreement to which you are a party and compliance by each purchaser of the Notes with the offering and transfer procedures and restrictions described in the Private Placement Memorandum you participated in preparing, it is not necessary in connection with the offer, sale and delivery of the Notes to register the offer or sale of the Notes under the Securities Act of 1933, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Notes, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended.

4.        The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Private Placement Memoranda will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.        The execution and delivery by the Company of, and the performance by the Company of its obligations under, each Dealer Agreement, the Issuing and Paying Agency Agreement and the Notes (collectively, the “Documents”) will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents; provided that we express no opinion as to federal or state securities laws, or (ii) the certificate of incorporation or by laws of the Company.

6.        No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

The foregoing opinion is subject to the following qualifications:

A.        We express no opinion as to provisions in any Dealer Agreement or the Issuing and Paying Agency Agreement that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like.

B.        We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under any Dealer Agreement or the Issuing and Paying Agency Agreement.

C.        With respect to our opinion in paragraph (6) above, we express no opinion as to whether the purchase of the Notes constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

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D.        We express no opinion regarding compliance with, or non-contravention of, Regulations T, U or X and the interpretations thereunder by the Board of Governors of the Federal Reserve System.

In rendering the opinions in paragraphs (1) and (2) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document is a valid, binding and enforceable agreement of each party thereto, (other than as expressly covered above in respect of the Company).

We are members of the Bars of the States of New York and California, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Notes from a Dealer) or furnished to any other person without our prior written consent, except that the Agent may rely on this opinion as if it had been addressed to them.

This opinion may not be relied upon by you to the extent that it relates to the Dealer Agreement to which you are not a party or a Private Placement Memorandum that you did not participate in preparing.

Very truly yours,

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